CONSENT OF MARK A. MILTON
I hereby consent to the reference of my name under the heading “Experts” in the Statement of Additional Information included in Post-Effective Amendment No. 19 to the Registration Statement on Form N-6 for certain flexible premium variable universal life insurance policies issued through American Family Variable Account I of American Family Life Insurance Company (File No. 333-147408).
/s/Mark A. Milton
Mark A. Milton, FSA, MAAA
Senior Vice President and Actuary
Kansas City Life Insurance Company